UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 12, 2022 (May 10, 2022)
Date of Report (date of earliest event reported)
___________________________________
UpHealth, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-38924 (Commission File Number)		83-3838045 (I.R.S. Employer Identification Number)
	14000 S. Military Trail,	Suite 203
	Delray Beach,	FL	33484
(Address of principal executive offices and zip code)
(312) 618-1322
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $11.50 per share	UPH.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 - Results of Operations and Financial Condition
On May 12, 2022, UpHealth, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2022. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is furnished and shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) for the purposes of Section 18 of the Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or filings under the Exchange Act regardless of any general incorporation language in such filings.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Chief Executive Officer

On May 10, 2022, Samuel J. Meckey and the Company entered into an employment agreement (the “CEO Employment Agreement”), on terms approved by the Board for Mr. Meckey to be employed as the Chief Executive Officer of the Company, effective as of July 5, 2022, or such earlier date as may be agreed between the Company and Mr. Meckey. As provided for in the CEO Employment Agreement, Mr. Meckey will report to the Board.

Under the terms of the CEO Employment Agreement, the Company will pay Mr. Meckey a base salary at the initial annualized rate of $520,000 per year, subject to standard deductions and withholdings, or such other rate as may be determined from time to time by the Board or the Compensation Committee (hereinafter referred to as the “CEO Base Salary”). Such CEO Base Salary will be paid in accordance with the Company’s standard payroll practice. The CEO Base Salary will be reviewed annually and Mr. Meckey will be eligible to receive a salary increase annually, during the compensation cycle, in an amount to be determined by the Board or the Compensation Committee in its sole and exclusive discretion. Once adjusted, the new salary will become the CEO Base Salary for purposes of the CEO Employment Agreement. Any material reduction in the CEO Base Salary of Mr. Meckey, without his written consent, may be deemed grounds for resignation by him for CEO Good Reason (as such term is defined below). Mr. Meckey will, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company’s executives or key management employees, including unlimited paid time off subject to the terms and conditions of the Company’s PTO Policy.

For the period beginning July 1, 2022 and ending on December 31, 2022, Mr. Meckey will be guaranteed to receive a prorated bonus payment in an amount not less than 100% of the CEO Base Salary actually earned by Mr. Meckey during 2022 (the “Initial Bonus”), prorated for the period, provided Mr. Meckey remains employed on the date the Initial Bonus is paid, subject to the termination provisions of the CEO Employment Agreement. Mr. Meckey will be eligible for an annual discretionary bonus beginning as of January 1, 2023 (hereinafter referred to as the “CEO Bonus”) with a target amount of 100% of the CEO Base Salary, subject to standard deductions and withholdings, based on the Board’s determination, in good faith, as to whether Performance Milestones have been achieved. The Performance Milestones for Mr. Meckey will be based on certain factors including, but not limited to, Mr. Meckey’s performance and the Company’s performance and will be consistent with the methodology for other C-suite executives. The CEO Bonus target will be reviewed annually and may be adjusted by the Board or the Compensation Committee in its discretion. Mr. Meckey must be employed on the date the CEO Bonus is paid to be eligible for the CEO Bonus, subject to the termination provisions of the CEO Employment Agreement. The CEO Bonus will be paid during the calendar year following the performance calendar year. For the period beginning January 1, 2023 and ending on June 30, 2023 (or such date as marks the one-year anniversary of the effective date of the CEO Employment Agreement, if earlier), Mr. Meckey will be guaranteed to receive a prorated annual bonus payment in an amount equal to 100% of the CEO Base Salary actually earned by Mr. Meckey during such period, provided Mr. Meckey is employed on the date such bonus is paid, subject to the termination provisions in the CEO Employment Agreement.

As an additional inducement to Mr. Meckey’s commencement of employment with the Company, the CEO Employment Agreement provides that the Company will grant “Initial Awards” pursuant to and subject to the terms of the Company’s

2021 Equity Incentive Plan (“2021 Equity Plan”) and the form of restricted stock unit award agreements (collectively the “Equity Plan Documents”) and compliance with applicable securities laws:

•restricted stock units (“RSUs”) in the amount of 2,580,000 RSUs that are eligible to vest subject to Mr. Meckey’s continued provision of services to the Company (the “Time-Based RSUs”). Subject to Mr. Meckey’s continued provision of services to the Company through the applicable vesting dates, the Time-Based RSUs are eligible to vest in accordance with the following schedule: 25% will vest on June 1, 2023 (the “Cliff Date”) and the remaining 75% will vest in equal quarterly installments on each subsequent August 1st, November 1st, February 1st and June 1st over the three years following the Cliff Date, such that the Time-Based RSUs will be 100% vested on the third anniversary of the Cliff Date and in each case subject to the Executive’s continued services with the Company through each such applicable vesting date.

•RSUs in the amount of 1,720,000 RSUs that are eligible to vest subject to the attainment of certain performance-based metrics established by the Compensation Committee and Mr. Meckey’s continued services as specified by the Compensation Committee and set forth the applicable restricted stock unit agreement for the award (the “Performance-Based RSUs”).

Commencing with the Company’s regular annual equity grant cycle in 2023, Mr. Meckey will be eligible to receive annual refresher equity grants of RSUs with a target grant date value of not less than $2,000,000 (“Annual Grants”). The Annual Grants will be eligible to vest as follows: (i) 50% of each Annual Grant will be eligible to vest subject to Mr. Meckey’s continued services over a four-year period following the applicable date of grant, with 25% one-year annual cliff vesting and quarterly vesting thereafter over the three years following the cliff vesting date, and (ii) 50% of each Annual Grant will be eligible to vest subject to (x) achievement of performance goals to be established by the Compensation Committee in consultation with Mr. Meckey and (y) Mr. Meckey’s continued services as approved by the Compensation Committee and set forth in the applicable restricted stock unit agreement for the award.

In addition, Mr. Meckey will be eligible to receive any additional grants of equity awards under the 2021 Equity Plan or any successor plan, as determined at the sole discretion of the Compensation Committee.

The Company has also agreed to pay to Mr. Meckey as additional compensation the following amounts, subject to applicable withholding, on the corresponding dates, provided that Mr. Meckey remains employed with the Company through each applicable payment date, subject to the termination provisions in the CEO Employment Agreement: $940,568 on January 1, 2023; $1,062,347 on January 1, 2024; and $734,115 on January 1, 2025.

Mr. Meckey’s employment with the Company is “at will” and is terminable by the Company at any time and for any reason or no reason, including as a result of his death or “Complete Disability” (as such term is defined in the CEO Employment Agreement), and with or without CEO Cause (as such term is defined below). Mr. Meckey may terminate his employment with the Company at any time and for any reason or no reason, including with or without CEO Good Reason.

“CEO Cause” for the Company to terminate Mr. Meckey’s employment hereunder shall mean the occurrence of any of the following events, as determined reasonably and in good faith by the Board or a committee designated by the Board: (i) Mr. Meckey’s gross negligence or willful failure to substantially perform his duties and responsibilities to the Company or willful and deliberate violation of a Company policy; (ii) Mr. Meckey’s conviction of a felony or Mr. Meckey’s commission of any act of fraud, embezzlement or dishonesty against the Company or involving moral turpitude that is likely to inflict or has inflicted injury on the business of the Company, to be determined in the sole discretion of the Company; (iii) Mr. Meckey’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to which Mr. Meckey owes an obligation of nondisclosure as a result of Mr. Meckey’s relationship with the Company; and (iv) Mr. Meckey’s willful and deliberate breach of the CEO Employment Agreement that causes or could reasonably be expected to cause material injury to the business of the Company.

“CEO Good Reason” for Mr. Meckey to terminate his employment under the CEO Employment Agreement shall mean the occurrence of any of the following events without Mr. Meckey’s consent: (i) a material reduction in his duties, authority, or responsibilities relative to the duties, authority, or responsibilities in effect immediately prior to such reduction, excluding having the same title, duties, authority and responsibilities at a subsidiary level following a Change in Control (as defined in the CEO Employment Agreement); (ii) the relocation of his primary work location to a point more than fifty (50) miles from his current work location that requires a material increase in his one-way driving distance; (iii) a material reduction by the

Company of his base salary or annual target bonus opportunity, without his written consent, as the same may be increased from time to time pursuant to the CEO Employment Agreement, except for across-the-board salary reductions implemented prior to a Change in Control, which are implemented based on the Company’s financial performance and similarly affecting all or substantially all senior management employees of the Company; and (iv) a material breach by the Company of the terms of the CEO Employment Agreement; provided, however that, such termination by Mr. Meckey will only be deemed for Good Reason pursuant to the foregoing definition if (i) he provides to the Company written notice within sixty (60) days following the first occurrence of the condition that he considers to constitute Good Reason describing the condition, and the Company fails to satisfactorily remedy such condition within thirty (30) days following such written notice, and (ii) he terminates employment within thirty (30) days following the end of the period within which the Company was entitled to remedy the condition constituting Good Reason but failed to do so.

If Mr. Meckey’s employment is terminated by the Company for CEO Cause, or if Mr. Meckey terminates employment hereunder without CEO Good Reason, or terminates due to his death or Complete Disability (as defined in the CEO Employment Agreement), or for any other reason other than due to a termination without CEO Cause or CEO Good Reason resignation, the Company will pay the CEO Base Salary, accrued but unpaid business expenses and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination (the “CEO Accrued Amounts”), less standard deductions and withholdings. If the Company terminates Mr. Meckey’s employment without CEO Cause or Mr. Meckey terminates his employment for CEO Good Reason, and a Change in Control (as defined in the CEO Employment Agreement) trigger has not occurred, the Company will pay the CEO Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty (30) days after the date of termination. In addition, subject to the limitations stated in the CEO Employment Agreement and upon Mr. Meckey’s furnishing to the Company an executed release and his continuing to comply with his obligations pursuant to the Proprietary Information and Inventions Agreement attached as an exhibit to the CEO Employment Agreement and entered into by him concurrently with the entry into the CEO Employment Agreement, (a) the equivalent of one times the annual CEO Base Salary in effect at the time of termination, less standard deductions and withholdings, will continue to be paid for a period of eighteen (18) months following the date of termination in equal installments according to the Company’s regular payroll practices following the effectiveness of the release; (b) Mr. Meckey will also be paid a pro-rated portion of his target CEO Bonus amount for the year of termination, if any such CEO Bonus has been determined by the Board or the Compensation Committee to have been achieved in the ordinary course when determinations are made for all officers and employees of the Company based upon the metrics associated with such CEO Bonus (the “Bonus Determination Date”) (pro-rated based upon the portion of the calendar year that Mr. Meckey was employed by the Company), less standard deductions and withholdings, to be paid as a lump sum within ten (10) days after the Bonus Determination Date, (c) continued coverage under the Company’s medical, dental, life and disability insurance until the earlier of either (i) the end of eighteen (18) months following the termination date, or, (ii) the date on which Mr. Meckey begins full time employment with another company or business entity which offers comparable health insurance coverage to Mr. Meckey; and (d) any remaining additional compensation amounts that would have been paid to Mr. Meckey had he continued his employment with the Company through January 1, 2025 will be paid in accordance with the schedule as if her were still so employed. Similarly, such remaining additional compensation amounts that would have been paid to Mr. Meckey had he continued his employment with the Company through January 1, 2025 will be paid in accordance with the schedule as if her were still so employed in the event that Mr. Meckey’s employment terminates due to his death or Complete Disability.

If the Company (or its successor) terminates Mr. Meckey’s employment without CEO Cause or Mr. Meckey terminates his employment for CEO Good Reason and there is a Change in Control trigger, Mr. Meckey will receive the CEO Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty (30) days after the date of termination. In addition, subject to the limitations stated in the CEO Employment Agreement and upon Mr. Meckey’s furnishing to the Company (or its successor) an executed release, (a) the equivalent of one times the annual CEO Base Salary in effect at the time of termination, less standard deductions and withholdings, will continue to be paid for a period of eighteen (18) months following the date of termination in equal installments according to the Company’s regular payroll practices following the effectiveness of the release; (b) Mr. Meckey will be paid a pro-rated portion of the target CEO Bonus amount for the year of termination, if any, provided such CEO Bonus has been determined by the Board or the Compensation Committee to have been achieved in the ordinary course on the Bonus Determination Date based upon the metrics associated with such CEO Bonus (pro-rated based upon the portion of the calendar year that Mr. Meckey was employed by the Company), less standard deductions and withholdings, to be paid as a lump sum within ten (10) days after the Bonus Determination Date; (c) Mr. Meckey will receive continued coverage under the Company’s medical, dental, life and disability insurance for the period of eighteen (18) months following the date of termination and (d) any remaining additional compensation amounts that would have been paid to Mr. Meckey had he continued his employment with the Company through January 1, 2025 will be paid in a lump sum no later than thirty (30) days after the effective date of the release.

In addition, in the event that Mr. Meckey’s employment is terminated without CEO Cause or for CEO Good Reason and a Change in Control trigger has not occurred, or in the event of Mr. Meckey’s death or Complete Disability, the vesting of any Time-Based RSUs or other time-based awards will be fully accelerated such that on the effective date of such termination 100% of any Time-Based RSUs or other time-based awards granted to Mr. Meckey prior to such termination will be fully vested and immediately exercisable, if applicable, by Mr. Meckey. Treatment of any Performance-Based RSUs or other performance-based awards will be governed solely by the terms of the agreements under which such awards were granted and will not be eligible to accelerate vesting.

In the event that Mr. Meckey’s employment is terminated without CEO Cause or for CEO Good Reason and a Change in Control trigger has occurred, the vesting of any Time-Based RSUs or other time-based awards will be fully accelerated such that on the effective date of such termination, 100% of any Time-Based RSUs or other time-based awards granted to Mr. Meckey prior to such termination will be fully vested and immediately exercisable, if applicable, by Mr. Meckey. In such case, the vesting of the Performance-Based RSUs or other performance-based awards will also be fully accelerated at the target performance level.

If any payment Mr. Meckey would receive pursuant to a Change in Control (as defined in the CEO Employment Agreement) from the Company or otherwise would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to excise tax imposed by Section 4999 of the Code, then such payment will be reduced to a lower amount (the “Reduced Amount”). The “Reduced Amount” shall be either (x) the largest portion of the payment that would result in no portion of the payment being subject to the excise tax or (y) the largest portion, up to and including the total, of the payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the excise tax (all computed at the highest applicable marginal rate), results in Mr. Meckey’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the payment may be subject to excise tax.. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

The Proprietary Information and Inventions Agreement entered into by Mr. Meckey pursuant to the terms of, and concurrently with, the CEO Employment Agreement, relates to the protection of confidential information of the Company and the ownership by the Company of proprietary information and patents and other intellectual property.

The foregoing summary of the terms and conditions of the CEO Employment Agreement and the Proprietary Information and Inventions Agreement is not complete and is qualified in its entirety by reference to the full text of the CEO Employment Agreement and the Proprietary Information and Inventions Agreement.

Item 7.01 Regulation FD Disclosure

The information contained in, or incorporated into, this Item 7.01 of this Current Report, is furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act regardless of any general incorporation language in such filings.

This Current Report shall not be deemed an admission as to the materiality of any information in this Current Report that is being disclosed pursuant to Regulation FD.

Please refer to Exhibit 99.1 for a discussion of certain forward-looking statements included therein and the risks and uncertainties related thereto.

Please refer to Exhibit 99.2 for a copy of the press release announcing the appointment of Samuel J. Meckey as the Company’s new Chief Executive Officer.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits:

Exhibit	Description
99.1	Press Release dated May 12, 2022, reporting the financial results for the quarter ended March 31, 2022 (furnished only)
99.2	Press Release dated May 12, 2022, announcing Samuel J. Meckey as the new Chief Executive Officer of the Company (furnished only)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 12th day of May, 2022.

UpHealth, Inc.

By:	/s/ Dr. Ramesh Balakrishnan
Name:	Dr. Ramesh Balakrishnan
Title:	Chief Executive Officer (Principal Executive Officer)